EXHIBIT 99.6
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                         The Huntington National Bank
                               Huntington Center
                         41 South High Street - HC0716
                              Columbus, OH 43287


Morgan Stanley Asset Funding, Inc.
1585 Broadway
New York, New York 10036
                                                                 July 17, 2003




            Re: Purchase and Servicing Agreement dated as of May 31, 2003 (the "Purchase and Servicing Agreement"), between Morgan Stanley Asset Funding, Inc. as purchaser (the "Purchaser") and The Huntington National Bank as seller and servicer (the "Seller").


Ladies and Gentlemen:

      Further to our conversations regarding the error with respect to geographic concentration of the Receivables set forth in Section 3.01(b)(xlii) of the Purchase and Servicing Agreement, we propose that:

      1. Section 3.01(b)(xlii) be amended to read as follows:

      "Geographic. No Receivable was originated in Maryland and no Obligor under a Receivable has a current mailing address in Maine. As of the Cut-Off Date 29.87%, 13.49%, 13.08%, 12.21%, 9.35%, 7.15% and 5.73% of the Receivables
(based on principal balance and the Obligor's current mailing address in the Servicer's records as of the Cut-Off Date) were located in Ohio, Michigan, Florida, Indiana, Kentucky, West Virginia and Tennessee, respectively, and no other state had a concentration of Receivables greater than or equal to 5.0% of the aggregate Principal Balance of the Receivables as of the Cut-Off Date."

      2. Section 3.01(b)(lii) be amended to read as follows:

      "Remaining Maturity of Receivable. Such Receivable has a remaining maturity of not less than 15 months and not greater than 81 months. The percentage of Receivables by Principal Balance with remaining terms greater than 72 months is 3.51%."

      Please acknowledge your acceptance and agreement of such amendment by executing the attached in the space indicated below and returning the original.



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      Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Purchase and Servicing Agreement.

                                          Very Truly Yours,

                                          THE HUNTINGTON NATIONAL BANK,


                                          By:  /s/ Timothy R. Barber
                                              --------------------------------
                                             Name: Timothy R. Barber
                                             Title:   Senior Vice President

Acknowledged and Agreed

MORGAN STANLEY ASSET FUNDING, INC.,


By:  /s/ J. Douglas Van Ness
   ---------------------------
   Name:  J. Douglas Van Ness
   Title:   Vice President